UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 28, 2020

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1000 Ballpark Way
Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement

On December 28, 2020, Six Flags Entertainment Corporation (the “Company”) entered into the Consent to Second Amended and Restated Credit Agreement (the “Consent”), by and among the Company, Six Flags Operations Inc. (“SFO”), Six Flags Theme Parks Inc. (“SFTP” and together with SFO, the “Subsidiary Parties”), the other subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto to modify the Second Amended and Restated Credit Agreement, dated as of April 17, 2019, among the Company, SFO, SFTP, Wells Fargo Bank, National Association, as administrative agent, an issuing lender and a swingline lender, and the other lenders party thereto (the “Credit Facility”). Among other things, the Consent permits the Company and the Subsidiary Parties to (i) change each of their fiscal years to end on a day other than December 31 and (ii) change the method of determining fiscal quarters and fiscal years, such that each fiscal quarter (beginning with the fiscal quarter commencing January 1, 2021) shall consist of thirteen consecutive weeks ending on a Sunday and each fiscal year (beginning with the fiscal year commencing January 1, 2021) shall consist of 52 weeks or 53 weeks, as applicable, and shall end on the Sunday closest to December 31.

The above summary of the material terms of the Consent does not purport to be complete and is qualified in its entirety by reference to the Consent, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Company’s Current Report on Form 8-K filed on March 3, 2020, each executive officer of the Company agreed to a temporary 25% reduction of base salary effective April 6, 2020, in light of the disruption and uncertainty created by the evolving COVID-19 pandemic and its then-anticipated impact on the operations of the Company. Effective January 1, 2021, the pre-pandemic base salaries of Ms. Doerre, Executive Vice President, General Counsel and Chief Administrative Officer, and Mr. Reddy, Executive Vice President and Chief Financial Officer, will no longer be subject to a 25% reduction as the amendments to their respective employment agreements expire as of December 31, 2020.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 28, 2020, the Company’s Board of Directors determined that it is in the best interests of the Company to change its fiscal year end from December 31 to a 52-53 week fiscal year ending on the Sunday closest to December 31, effective as of the commencement of the Company’s fiscal year on January 1, 2021, to align the Company’s reporting calendar with how the Company operates its business and improve comparability across periods. The Company’s current fiscal year will end on December 31, 2020. In reliance on Exchange Act Release No. 26589, the Company will not file a transition report covering the transition period from December 31, 2020 to January 4, 2021.

Item 9.01             Financial Statements and Exhibits

    (d)      Exhibits

10.1

Consent to Second Amended and Restated Credit Agreement, dated as of December 28, 2020, among Six Flags Entertainment Corporation, Six Flags Operations Inc., Six Flags Theme Parks Inc., the other subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent and the other lenders party thereto

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Laura W. Doerre
		Name:	Laura W. Doerre
		Title:	Executive Vice President, General Counsel & Chief Administrative Officer

Date: December 28, 2020